Exhibit 10.1

JOINT VENTURE AGREEMENT

Between

POWGEX ENERGY PTY LTD

And

HYFI CORP / BIOPOWER OPERATIONS CORP

To effect

RENEWABLE PROJECTS IN AFRICA

Effective as at May 5, 2023

INDEX

RECITALS:		4

1.	DEFINITIONS	5

2.	CREATION OF JOINT VENTURE	6

3.	DEAL CONDITIONS	6

4.	OBLIGATIONS	8

5.	RELATIONSHIP BETWEEN THE PARTICIPANTS	11

6.	DEFAULT	12

7.	NOTICE	13

8.	DISPUTE RESOLUTION	13

9.	COSTS	14

10.	CONFIDENTIALITY	15

11.	GENERAL CONDITIONS	15

12.	INTERPRETATION	16

JOINT VENTURE AGREEMENT	Initial	Page 2 of 22

THIS JOINT VENTURE AGREEMENT is made the 5th day of May 2023.

BETWEEN

MR JAMES WAITHAKA, Managing Director, on behalf of POWGEX SOUTH AFRICA (PTY) LTD., (“POWGEX”), a limited liability company incorporated in South Africa; Registration number 2023 / 668428 / 07 of Registered address 135 Fourth Street, Lower Sandhurst, Sandton, Gauteng 2146, South Africa,

-AND-

MR KIP HARIS, Executive Officer, on behalf of POWGEX SOUTH AFRICA (PTY) LTD, a limited liability company incorporated in South Africa; Registration number 2023 / 668428 / 07 of Registered address 135 Fourth Street, Lower Sandhurst, Sandton, Gauteng 2146, South Africa;

-FOR-

POWGEX ENERGY PTY LTD, a limited liability company incorporated in Australia with registration number ACN 664 758 409 Registered address 71 Dubai Circuit, Spring Mountain, 4300, Queensland, Australia; and POWGEX LLC (to be incorporated at a future date in the United Arab Emirates)

OF THE FIRST PART (hereinafter referred to as “POWGEX”)

-AND-

MR TROY MACDONALD, Chief Executive Officer, on behalf of HYFI CORP, a limited liability c corporation incorporated in the United States of America Registration Number 333-172139 of

Registered address 20801 Biscayne Blvd, Suite 403, Aventura, FL 33180 USA

-AND-

MR TROY MACDONALD, Chief Executive Officer, on behalf of BioPower Operations Corp. (“BOPO”), a limited liability corporation incorporated in Nevada, the United States of America Registration Number NV 20111010262, care of CSC Services of Nevada, Inc., 2215 Renaissance Drive, Las Vegas, NV 89119

JOINT VENTURE AGREEMENT	Initial	Page 3 of 22

OF THE SECOND PART (hereinafter referred to as “HYFI”)

(POWGEX and HYFI shall together be known as the “PARTIES” and all PARTIES shall together be known as the “PARTICIPANTS”)

RECITALS:

A.	POWGEX is a company registered in South Africa and is a developer of renewable energy Projects to countries around the world.

B.	HYFI is a company registered in the United States of America and facilitates project advice and the funding for renewable projects.

C.	BIOPOWER OPERATIONS is a company which owns HYFI and is listed on the United States Over The Counter market with the stock symbol “BOPO.”

D.	POWGEX and HYFI shall together be known as the “PARTIES”, and all PARTIES shall together be known as the “PARTICIPANTS”.

E.	The parties wish to formalise their agreement and engage as JOINT VENTURE partners for the purpose of successfully conducting and completing the RENEWABLE PROJECTS IN AFRICA set out in Item 1 of Schedule 1.

F.	The PARTICIPANTS enter into this “JOINT VENTURE” agreement in good faith and for common purpose on the terms of this Agreement.

G.	The PARTICIPANTS will undertake agreements with the Sovereign Government of South Africa and its related ministries, including the Treasury, the Ministry of Electricity, the Department of Cooperative Governance and Traditional Affairs (COGTA), (collectively the “SOUTH AFRICAN GOVERNMENT”).

H.	The PARTICIPANTS will undertake agreements with “METBANK”, an advisor to the SOUTH AFRICAN GOVERNMENT.

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1.	DEFINITIONS

1.1.	In this Agreement, unless specified to the contrary:

“Agreement” means this Agreement including the schedules and annexures as amended from time to time;

“Business Day” means any day other than a Saturday, Sunday or a gazetted Victorian Public Holiday;

“Commencement Date” shall mean the date of this Agreement upon the condition’s precedent being met;

“Joint Venture Project” means the renewable project identified in this JOINT VENTURE agreement between POWGEX and HYFI;

“Republic of South Africa” means the Sovereign Government, its Ministries, Agencies and Treasury;

“COGTA” means the Department of Cooperative Governance and Traditional Affairs was a ministry of the South African government

“Eskom” means the Eskom Holdings SOC Ltd., a South African electricity public utility;

“Power Purchase Agreement” (PPA) shall mean a long-term contract between an electricity generator Eskom, during which time the power purchaser buys energy from POWGEX at a pre-negotiated price for a pre-determined price;

“Renewable Project” means the specific project identified by the address and project name by POWGEX;

“Project Assets” means the plant and equipment and infrastructure assets which will be fully owned by POWGEX and acquired for or used for the Project;

“Off-taker” means the customer that issues the PPA who purchases and pays for the energy from POWGEX:

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2.	CREATION OF JOINT VENTURE

2.1.	As and from the Commencement Date, the PARTICIPANTS agree to associate as JOINT VENTURE PARTNERS for the purpose of delivering the Renewable Project set out in Item 1 of Schedule 1, subject to the terms and conditions of this JOINT VENTURE agreement and for the term of the PPA.

3.	DEAL CONDITIONS

3.1.	The parties agree and understand that this Agreement is conditional upon the following:

3.1.1.	POWGEX provides HYFI all executed agreements listed in Schedule 1 within 30 business days of the Agreement’s execution date.

3.1.2.	HYFI will arrange for an investment in POWGEX of not less than Six Million Dollars USD ($6,000,000) before fees and costs in the form of a note, loan or bond within 30 business days of this Agreement’s execution date according to a mutually agreed Term Sheet and Closing Date.

3.1.3.	When the funds in 3.1.2 are received by POWGEX it will make a one Million Dollar USD ($1,000,000) loan to HYFI, repayable from the funds being raised and described in 3.1.4.

3.1.4.	HYFI will arrange for an investment in POWGEX of not less than Four Hundred and Fifty Million Dollars USD ($450,000,000) before fees and costs in the form of a note, loan or bond within 90 business days of this contracts execution date according to a mutually agreed Term Sheet and Closing Date.

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3.1.5.	POWGEX will own eighty point zero one per cent (80.01%) and HYFI will own nineteen point nine percent (19.99%) equity interest, profit interest, dividends, cash distributions, or any other valuable consideration, in the following companies subsequent to the successful completion of 3.1.1, 3.1.2 and 3.1.3:

3.1.5.1.	POWGEX SOLAR ENERGY FUND;

3.1.5.2.	POWGEX SOUTH AFRICA PPA;

3.1.5.3.	And any related companies developed by the JOINT VENTURE.

3.1.6.	POWGEX will pay HYFI a management advisory fee of 1.5% for all investment capital raised for all projects in the JOINT VENTURE.

3.1.7.	POWGEX will pay any fees which are due on the note, loan or bond investments due to Broker Dealers, Attorneys and others.

3.1.8.	HYFI will sell and JAMES WAITHAKA and KIP HARRIS will buy a Fifteen Percent (15.00%) interest in BOPO for Fifty Million Dollars USD ($50.0 million) on the successful completion of all clauses in section 3.1, under restricted trading as per SEC rulings. The allocation of the purchase will be JAMES WAITHAKA seven and one half percent (7.5%) and KIP HARRIS seven and one half percent (7.5%), totaling the 15% described within this clause 3.1.8.

3.1.9.	If HYFI raises less than Four Hundred and Fifty Million Dollars USD ($450,000,000) but more than Fifty Million Dollars USD ($50,000,000) the following incremental allocation rules will apply. For capital raised, the following capital allocation factor will be calculated and applied on a pro rata basis where BOPO will sell and POWGEX will buy an equity interest as follows:

3.1.9.1.	For capital raised between $50m and $450m is raised, an allocation factor will be applied dependent upon the raise. For example, investment raised of $50.0 million to $450.0 million will produce allocation factor of 11.1% to 100.0% respectively (“the capital allocation factor”.)

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3.1.9.2.	Depending upon capital raised by HYFI for POWGEX, HYFI will receive between 2.22% to 19.99% of POWGEX according to the capital allocation factor formula in 3.1.9.1;

3.1.9.3.	Depending upon capital raised by HYFI for POWGEX, POWGEX will invest between $3.33 million to $50.0 million according to the capital allocation factor formula in 3.1.9.1; and

3.1.9.4.	Depending upon capital raised by HYFI for POWGEX, POWGEX will receive between 1.11% to 15.00% of BOPO according to the capital allocation factor formula in 3.1.9.1.

3.2.	If If HYFI terminates the Agreement with POWGEX for any reason, or breaches the terms and conditions of the Agreement, or decides to sell the shares held by HYFI in POWGEX, then POWGEX shall have the right (but not the obligation) to repurchase any or all of the shares held by HYFI. If the shares are repurchased subject to this section, POWGEX shall pay to HYFI a purchase price equal to fair market value as at the date POWGEX elects to repurchase the shares.

3.3.	If POWGEX terminates the Agreement with HYFI for any reason, or breaches the terms and conditions of the Agreement, or decides to sell the shares held by POWGEX in HYFI, then HYFI shall have the right (but not the obligation) to repurchase any or all of the shares held by POWGEX. If the shares are repurchased subject to this section, HYFI shall pay to POWGEX a purchase price equal to fair market value as at the date HYFI elects to repurchase the shares.

3.4.	On termination of this agreement due to HYFI failure to comply with 3.1, ALL THE TERMS OF THIS AGREEMENT SHALL BE CONSIDERED NULL AND VOID

4.	OBLIGATIONS

4.1.	HYFI and its directors and POWGEX will undertake mutual Due Diligence and will provide the undertakings set out in Schedule 3.

4.2.	POWGEX Board: A Board of Directors will be formed consisting of three seats, two from POWGEX and one from HYFI as follows: JAMES WAITHAKA, KIP HARRIS, and TROY MACDONALD.

JOINT VENTURE AGREEMENT	Initial	Page 8 of 22

4.3.	HYFI Board: KIP HARRIS will be added to the BOPO Board of Directors at the time of execution of this Agreement. One year and one day from the execution of this Agreement, JAMES WAITHAKA will be added to the BOPO Board of Directors

4.4.	The PARTIES will each be responsible for assisting and supporting the management and completion of the Renewable Project.

4.4.1.	Each PARTY will appoint a suitably qualified and experienced Manager to do all things necessary to coordinate and assist in the management of the PROJECTS;

4.4.2.	POWGEX shall be entitled to approve the Manager nominated by HYFI and may at any time on notice to HYFI require HYFI to provide an alternate suitable manager where POWGEX considers the Manager is not providing the necessary support and taking the actions reasonably required to further the Project;

4.4.3.	POWGEX must do all things necessary to obtain the relevant governmental approvals and authorizations and engage with all governmental officials and departments to obtain the approvals to enable construction of the Project;

4.4.4.	HYFI will be responsible for ensuring funding needs for the Project are met and also to support POWGEX in helping to arranging manufacturing contracts and creating supply partnerships with OEMs, EPCs and design engineering firms as needed.

4.4.5.	If HYFI holds any licenses or approvals in its name, it does so as agent for POWGEX;

4.4.6.	POWGEX shall ensure the PROJECT is undertaken and commissioned in accordance with the requirements of the SOUTH AFRICAN GOVERNMENT, any other Government, or any regulatory authority, and in accordance with all legal requirements.

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4.5.	HYFI will arrange for investment in the JOINT VENTURE’S PROJECTS in the form of Bond Issues, working with such Financial Advisers, Broker Dealers, Banks and other as it deems necessary for success, on the following terms:

4.5.1.	HYFI will arrange for an initial bond issue of at least Two Billion Two Hundred and Twenty Five Million Dollars USD ($2.25bn); and

4.5.2.	HYFI will arrange for subsequent bond issues to meet the capital investment requirements of the JOINT VENTURE, which the PARTIES believe will total up to Five Hundred Billion Dollars ($500,000,000,000 USD) to provide up to 200 Gigawatts of electrical power.

4.6.	POWGEX shall keep accurate and proper record and books of accounts of all costs and expenditure of the PROJECTS and of all income received and provide updated accounts to HYFI annually and be provided to the other party within 30 days of the finalization of the accounts.

4.7.	If POWGEX sells any of the PROJECTS at any time then:

4.7.1.	POWGEX shall pay the sum of nineteen point nine percent (19.99%) of the Net proceeds of sale to HYFI;

4.7.2.	For the purpose of this provision Net Proceeds means the Gross Proceeds received by POWGEX from the sale of the Project and or Project Assets less all costs of sale which include but is not limited to:

4.7.2.1.	Discharge any loans, overdraft or credit facilities in connection with the Project;

4.7.2.2.	All taxes, government fees and charges that may apply from the sale;

4.7.2.3.	All legal accounting and advisor’s fees;

4.7.2.4.	Repayment of any initial capital of POWGEX; and

JOINT VENTURE AGREEMENT	Initial	Page 10 of 22

4.7.2.5.	The balance being the Net Proceeds, to which HYFI shall be paid the amount set out in clause 4.7.1 above; and

4.7.2.6.	The PARTIES agree that any proceeds payable under Clause 4.7 by POWGEX to HYFI are only due and payable for such times as HYFI remains a party to the project.

5.	RELATIONSHIP BETWEEN THE PARTICIPANTS

5.1.	PARTICIPANTS acknowledge that the relationship between them under this Agreement is expressly limited to that of “JOINT VENTURE”, and this Agreement does not constitute any of them to be a partner, agent or employee of the other.

5.2.	Except as expressly provided for in this Agreement, no act or omission by one Participant will bind or obligate the other Participant.

5.3.	The PARTICIPANTS agree:

5.3.1.	to be just and faithful to the other in all transactions relating to the JOINT VENTURE and to give a true account as reasonably required;

5.3.2.	upon reasonable request inform the other of all matters, accounts and things it may become aware of concerning the JOINT VENTURE; and

5.3.3.	to punctually pay and discharge their prospective, present and future separate debts.

5.3.4.	to exercise its best endeavours in performing its functions under this agreement;

5.3.5.	to promote the interests of the JOINT VENTURE;

5.3.6.	not do any act, matter or thing whereby the goodwill, commercial reputation and public image of the other Participant or the JOINT VENTURE is adversely affected; and

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5.3.7.	disclose all relevant matters and business opportunities to the other relevant to the Project and act in good faith.

5.4.	Each Participant hereby indemnifies the other PARTICIPANTS jointly and severally from and against any loss or damage of any kind whatsoever suffered sustained or incurred by any other Participant arising from a breach or default in the performance or observance of any duties or obligations by such Participant under this Agreement.

5.5.	This indemnity shall continue for the benefit of the other Participant notwithstanding termination of the JOINT VENTURE and shall not be released by any waiver, indulgence, neglect or forbearance on the part of the other Participant or any of them nor expire with the effluxion of time, nor be effected by any variation of this Agreement or other matter or thing which but for this clause would have the effect of modifying or abrogating the obligations of any indemnifying party under the law relating to sureties.

6.	DEFAULT

6.1.	If a Participant defaults under this Agreement (the “Default Participant”), and the default is capable of remedy, the other Participant may serve on the Defaulting Party a written notice requiring the Defaulting Party to remedy the default within fourteen (14) days (a “Default Notice”).

6.2.	If a Defaulting Participant disputes that it is in default under this Agreement, it must, during the fourteen (14) day period provided for in the Default Notice, serve on the other Participant a Mediation Notice under sub-clause 8.1.1, failing which its ability to dispute the Default Notice will be lost.

6.3.	In the event of a Default by HYFI in their obligations under this agreement POWGEX shall be entitled to withhold payment to HYFI of the any interest described in 4.7 herein.

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7.	NOTICE

7.1.	Any demand, notice or document under this Agreement may be made or given by a Participant or the solicitor for that Participant and will be sufficiently served or delivered if served or delivered personally, if posted by pre-paid Express post addressed to the Participant or by email to the PARTICIPANTS nominated representative email address set out in Schedule 2.

7.2.	Service or delivery by pre-paid post will be deemed to have been made or given at 12.00 noon three (3) Business Day following posting.

7.3.	Service or delivery by email transmission will be deemed to have been made or given when sent to the recipient’s address.

8.	DISPUTE RESOLUTION

8.1.	Any dispute between the PARTICIPANTS in connection with this Agreement must be attempted to be resolved firstly by the PARTICIPANTS nominated representatives set out in Schedule 2 meeting whether in person or via other online forum within 7 days to resolve the dispute;

8.1.1.	if the dispute cannot be resolved directly between the parties either Participant may start mediation by serving a notice to that effect on the other Participant (“Mediation Notice”). The Mediation Notice must state that a dispute has arisen and identify what is in dispute;

8.1.2.	the PARTICIPANTS must jointly appoint a mediator within fourteen (14) days of the service of the Mediation Notice failing which a mediator is to be appointed by the then Head of the London Court of International Arbitration on the application of either Participant;

8.1.3.	the PARTICIPANTS must observe the instructions of the mediator about the conduct of the mediation; and

8.1.4.	if the dispute is not resolved within fourteen (14) days after the mediator has been appointed, or any other time which the PARTICIPANTS agree to in writing, the mediation ceases.

JOINT VENTURE AGREEMENT	Initial	Page 13 of 22

8.2.	The PARTICIPANTS must pay and bear an equal share of the mediator’s costs.

8.3.	If the dispute is resolved under the mediation procedure, the PARTICIPANTS must sign the terms of their agreement which will become final and binding on them.

8.4.	The mediation procedure will be confidential so that:

8.4.1.	written statements prepared for the mediator or for one of the PARTICIPANTS; and

8.4.2.	any discussion between the PARTICIPANTS and between them and the mediator during the mediation procedure, cannot be used in any subsequent proceedings in connection with the dispute.

8.5.	If the PARTICIPANTS are unable to resolve their dispute under the mediation procedure, either of them may refer the dispute to a Court having the appropriate jurisdiction.

8.6.	The five (5) previous clauses are not intended to prevent a Participant from commencing Court proceedings seeking urgent injunctive relief where it may be necessary to do so to prevent loss or damages to a Participant.

8.7.	Failing resolution of any dispute by mediation the parties agree that any dispute, controversy or claim arising out of, relating to or in connection with this contract, including any questions regarding its existence, validity or termination, shall be resolved by arbitration in accordance with the Rules of The London Court of International Arbitration for England and Wales. The language of the arbitration shall be English.

9.	COSTS

9.1.	The PARTICIPANTS will be responsible for their respective costs and expenses in connection with the negotiation, preparation and execution of this Agreement.

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10.	CONFIDENTIALITY

10.1.	The PARTICIPANTS acknowledge that the provisions of this Agreement and the negotiations leading up to it are confidential between them and shall at all times during the term remain confidential.

10.2.	A Participant may not disclose to any other person or entity any matter or thing concerning the negotiations leading up to this Agreement or any of its provisions without first obtaining the written consent of the other Participant, which consent may be given or withheld at their absolute discretion.

10.3.	The previous clause will not operate:

10.3.1.	to prevent a Participant from making a disclosure to its legal, accounting and/or financial advisers and/or to its bank; or

10.3.2.	where a Participant is required to make a disclosure by law or as evidence before any Court or Tribunal.

10.3.3.	disclosure is required for funding purposes for the JOINT VENTURE or to any Government or quasi government authority.

11.	GENERAL CONDITIONS

11.1.	Prevailing Document

The provisions of this Agreement govern and prevail over any provision of the Constitution in the event of any conflict or inconsistency.

11.2.	Further Assurances

The PARTICIPANTS and its officers and employees and agents must sign such documents and do anything else which may be necessary or desirable to give full effect to this Agreement.

11.3.	Non-Merger of Provisions

A provision of this Agreement which can and is intended to operate after its conclusion will remain in and continue to have full force and effect.

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11.4.	Waiver

A waiver by one Participant of the other Participant’s default under this Agreement will not constitute a release of the defaulting Participant’s obligation to observe and perform all of its obligations under this Agreement in the future.

11.5.	Entire Agreement

This Agreement embodies the entire agreement and understanding between the PARTICIPANTS concerning its subject matter and succeeds and cancels all other agreements, understandings and representations concerning the subject matter of this Agreement.

11.6.	No Amendments Without Agreement

This Agreement may not be varied, discharged or abandoned unless the PARTICIPANTS sign a document to that effect.

11.7.	Counterparts

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same document.

11.8.	Jurisdiction

This Agreement is to be governed by and construed in accordance with the Laws of the England and Wales and the parties submit to the non-exclusive jurisdiction of the courts of England and Wales.

12.	INTERPRETATION

12.1.	In the interpretation of this Agreement, unless specified to the contrary:

12.1.1.	time is of the essence;

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12.1.2.	a reference to a natural person includes a company or other corporate body and vice versa.

12.1.3.	a reference to any legislation, regulation, code or local law includes any modification, re-enactment or substitution of it;

12.1.4.	the obligations on the part of a party who is a natural person includes his heirs, executors, administrators, and assigns;

12.1.5.	the obligations on the part of a party which is a company or other corporate body includes its successors and assigns; and

12.1.6.	use of the word “including” is to be read out construed without limitation.

12.2.	This Agreement is to be interpreted to comply with laws of the England and Wales and any laws of the country in which the JOINT VENTURE Project is being conducted.

12.3.	If any provision does not comply with those stated laws that provision is to be read down to give it as much effect as possible. If it is not possible to give the provision concerned any effect at all then it is to be severed from this Agreement in which case the remainder of this Agreement will continue to have full force and effect.

12.4.	Any obligation imposed by this Agreement on two or more persons binds them jointly and each of them severally.

12.5.	Any party which is a trustee (whether that role is disclosed in this Agreement) is bound personally and in its capacity as trustee.

12.6.	The Index and clause headings are for ease of reference only and are not intended to affect the construction or interpretation of this Agreement.

12.7.	If the time for performing any obligation under this Agreement expires on a non-Business Day, then time is extended until the next Business Day.

- The remainder of this page is intentionally left blank-

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IN WITNESS WHEREOF the parties hereto have duly executed this Agreement

EXECUTED AS A DEED this 5th day of May 2023.

SIGNED by	)
TROY MACDONALD, CEO	)
on behalf of	)	/s/ Troy MacDonald
HYFI CORP	)
Signature
SIGNED by	)
TROY MACDONALD, CEO	)
on behalf of	)	/s/ Troy MacDonald
BioPower Operations Corp.	)
Signature

SIGNED by	)
KIP HARRIS, Executive Officer	)
on behalf of	)	/s/ Kip Harris
POWGEX	)
Signature
SIGNED by	)
JAMES WAITHAKA, Managing Director	)
on behalf of	)	/s/ James Waithaka
POWGEX	)
Signature

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-SCHEDULE 1 –

PROJECT, CONTRACTS AND AGREEMENTS

1.	PROJECT:

1.1.	Republic of South Africa Rooftop and Utility Imbedded Power Generation

1.2.	Solar and Battery Manufacturing

2.	CONTRACTS AND AGREEMENTS

2.1.	COGTA Guidance Memorandum (11 April, 2023) provided for PowGex and Metbank, the key points of which are:

2.1.1.	Funding: COGTA is allocated Embedded Generation funding by National Treasury to give to qualifying municipalities. COGTA has already allocated more than R47 Billion ($2.56bn USD) to various municipalities to acquire embedded generation. All the municipalities who have been allocated the funds to acquire embedded generation have not spent those funds due to lack of embedded generation service providers. We will be excited to facilitate a Power Purchase agreement between the municipalities and PowGex.

2.1.2.	Municipal Power Purchase Agreements: COGTA will be allocating another R89 Billion ($4.84bn USD) to municipalities for embedded generation in this coming financial year of 2022/2023. We can collaborate with Metbank and PowGex to secure the Power Purchase Agreements from the municipalities that have already been given the embedded generation funds.

2.1.3.	Participation of provincial governments: COGTA will facilitate the participation of provincial government through our provincial COGTA offices.

2.1.4.	NERSA Permits (National Energy Regulator of South Africa): COGTA will also facilitate the necessary permits from NERSA as to ensure the PowGex and Metbank Solar Energy projects are compliant.

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2.1.5.	National Treasury Approvals: We will facilitate the participation and necessary approvals from National Treasury. We will ensure that each project is allocated necessary fiscal obligation by National Treasury.

2.1.6.	DTI (Department of Trade and Industry) Incentives: COGTA will facilitate the allocation of DTI industrial development incentives to PowGex South Africa.

2.1.7.	Training Assistance: COGTA will also facilitate the allocation of Training Assistance Funding to PowGex by the Department of Labor.

2.2.	Contract Assignment Agreement Acceptance (11 April, 2023) between PowGex and Metbank, the key points of which are:

2.2.1.	METBANK will coordinate with the Electricity Ministry, Treasury and/or any other relevant Ministry or Department, and/or Municipals to either:

2.2.1.1.	Provide to POWGEX a Government Backed Power Purchase Agreement; and/or

2.2.1.2.	Provide to POWGEX a Sovereign Treasury Guarantee backing a financial bond structure arranged by POWGEX and the funder; and/or

2.2.1.3.	Provide to POWGEX a Sovereign Treasury Guarantee backing a financial structure created by POWGEX and the funder; and/or

2.2.1.4.	Provide to POWGEX a Treasury Letter stating how the fiscal obligations (relating to this project) will be met by the South African Government.

2.3.	Power Purchase Agreement(s): POWGEX will provide HYFI with an executed PPA, or an executed Memorandum of Understanding for a PPA(s) including a deadline for their completion, which outlines:

2.3.1.	Off-taker (Eskom or similar);

2.3.2.	Agreement duration;

2.3.3.	Price Per Kilowatt Hour;

2.3.4.	Estimated volume; and

2.3.5.	Any other significant conditions.

2.4.	Treasury Guarantee(s): POWGEX will provide HYFI with an executed undertaking to provide a Sovereign Guarantee(s) for all loan and bond issues, or an executed Letter of Intent to provide Sovereign Guarantee(s), including a deadline for its completion, which outlines:

2.4.1.	Nature of the Sovereign Guarantee(s)

2.4.2.	Value of Sovereign Guarantee(s)

2.4.3.	Duration of Sovereign Guarantee(s) ; and

2.4.4.	Any other significant conditions.

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Schedule 2 – Partner Contact Details and Address for Notices

[INTENTIONALLY OMITTED

Schedule 2 does not contain material information, only personal addresses and telephone numbers for signing parties. ]

Schedule 3 -Personal Identity Verification and Undertaking

[INTENTIONALLY OMITTED

Schedule 3 does not contain material information, only copies of ID documents, and the following undertaking signed by each authorized representative:

DECLARATION:

I hereby declare to the Parties that:

●	the details I have provided above are true and correct and I undertake to inform you of any changes to my personal details immediately; and
●	I am not part of any scheme, scam or acting in any way that may be considered unlawful.
●	I am not currently being investigated for any serious offence involving dishonesty by any authorities or corporate regulator in the country in which I reside or elsewhere.
●	I have not been convicted of any criminal offences involving dishonesty, fraud or money laundering.
●	I am acting in good faith.

I acknowledge that the Parties are reliant on the information given and if any of the above information is found to be false or misleading, I may be held personally liable for any loss and damage sustained by the Parties.]

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